Exhibit 10.1

TRANSFER AND SALE AGREEMENT

by and between

HARLEY-DAVIDSON CREDIT CORP.,

as Seller

and

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.,

as Purchaser

Dated as of [           ]

TABLE OF CONTENTS

ARTICLE I DEFINITION	1

Section 1.01.	General	1

ARTICLE II TRANSFER OF CONTRACTS; ASSIGNMENT OF AGREEMENT	1

Section 2.01.	Closing	1
Section 2.02.	Conditions to the Closing	2
Section 2.03.	Assignment of Agreement	3

ARTICLE III REPRESENTATIONS AND WARRANTIES	4

Section 3.01.	Representations and Warranties Regarding the Seller.	4
Section 3.02.	Representations and Warranties Regarding Each Contract	5
Section 3.03.	Representations and Warranties Regarding the Contracts in the Aggregate	7
Section 3.04.	Representations and Warranties Regarding the Contract Files	8

ARTICLE IV PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS	8

Section 4.01.	Custody of Contracts	8
Section 4.02.	Filing	8
Section 4.03.	Name Change or Relocation	8
Section 4.04.	Costs and Expenses	9
Section 4.05	Sale Treatment	9
Section 4.06	Separateness from the Trust Depositor	9

ARTICLE V REMEDIES UPON MISREPRESENTATION	9

Section 5.01.	Repurchases of Contracts for Breach of Representations and Warranties	9

ARTICLE VI INDEMNITIES	10

Section 6.01.	Seller Indemnification	10
Section 6.02.	Liabilities to Obligors	11
Section 6.03.	Tax Indemnification	11
Section 6.04.	Operation of Indemnities	11

ARTICLE VII MISCELLANEOUS	11

EXHIBITS

Exhibit A	Form of Assignment
Exhibit B	Form of Officer’s Certificate

- i -

THIS TRANSFER AND SALE AGREEMENT, dated as of [              ] (this “Agreement”), is made by and between Harley-Davidson Credit Corp., a Nevada corporation, as seller hereunder (together with its successors and assigns “Harley-Davidson Credit” or the “Seller”), and Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned subsidiary of the Seller (together with its successors and assigns, the “Trust Depositor”), as purchaser hereunder.

WHEREAS, in the regular course of its business, the Seller purchases and services motorcycle promissory notes and security agreements from Eaglemark Savings Bank, which contracts provide for installment payment obligations by or on behalf of the retailer’s customer/purchaser and grants a security interests in the related motorcycles in order to secure such obligations;

WHEREAS, the Seller and the Trust Depositor wish to set forth the terms and conditions pursuant to which the Trust Depositor will acquire the “Contract Assets,” as hereinafter defined; and

WHEREAS, the Trust Depositor intends concurrently with its purchase of Contract Assets hereunder to convey all right, title and interest in such Contract Assets to Harley-Davidson Motorcycle [Grantor[ Trust [    ] (the “[Underlying] Trust”) pursuant to the Sale and Servicing Agreement dated as of _________ __, 20[   ] by and among the Trust Depositor, Harley-Davidson Credit, as Servicer, [the Underlying Trust,] the Trust, and [                  ], as Indenture Trustee (as amended, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), executed concurrently herewith;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Seller and the Trust Depositor agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.      General. Unless otherwise defined in this Agreement, capitalized terms used herein (including in the preamble above) shall have the meanings assigned to them in the Sale and Servicing Agreement.

ARTICLE II

TRANSFER OF CONTRACTS; ASSIGNMENT OF AGREEMENT

Section 2.01.      Closing. Subject to and upon the terms and conditions set forth in this Agreement, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, in consideration of the Trust Depositor’s payment of a purchase price in cash of $[            ] (less fees and expenses in connection with the offering and sale of the Notes and certain deposits to the Reserve Fund [and the Risk Retention Reserve Account] on the Closing Date) and the Trust’s issuance of the Class [   ] Notes and the Certificate [to the Trust Depositor], (i) all the right, title and interest of the Seller in and to the Contracts listed on the List of Contracts delivered on the Closing Date (including, without limitation, all security interests created thereunder), (ii) all rights of the Seller to payments which are collected pursuant thereto after the Cutoff Date, including any liquidation proceeds therefrom, (iii) all rights of the Seller under any theft, physical damage, credit life, disability or other individual insurance policy (and rights under a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights of the Seller in the Lockbox, Lockbox Account and related Lockbox Agreement to the extent they relate to the Contracts (but excluding payments received on or before the Cutoff Date), (vii) all rights of the Seller to rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair and protection agreements and other items financed under such Contracts and (viii) all proceeds and products of the foregoing (items (i) - (viii) being collectively referred to herein as the “Contract Assets”). Although the Seller and the Trust Depositor agree that any such transfer is intended to be a sale of ownership in the Contract Assets, rather than the mere granting of a security interest to secure a borrowing, in the event such transfer is deemed to be of a mere security interest to secure indebtedness, the Seller shall be deemed to have granted the Trust Depositor a perfected first priority security interest in such Contract Assets and this Agreement shall constitute a security agreement under applicable law. If such transfer is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under the Sale and Servicing Agreement (to the extent that the transfer of the Contract Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (i) all or a portion of the Contract Assets pledged to the Trust Depositor and not released from the security interest of this Agreement at the time of such pledge and assignment, and (ii) all proceeds thereof. Such repledge and reassignment may be made by the Trust Depositor with or without a repledge and reassignment by the Trust Depositor of its rights under this Agreement, and without further notice to or acknowledgment from the Seller. The Seller waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Trust Depositor or any assignee of the Trust Depositor relating to such action by the Trust Depositor in connection with the transactions contemplated by the Sale and Servicing Agreement. To the extent the cash purchase price for the Contract Assets sold by the Seller to the Trust Depositor is less than the Pool Balance as of the Cutoff Date, the difference shall be deemed to be a capital contribution by the Seller to the Trust Depositor.

Section 2.02.      Conditions to the Closing. On or before the Closing Date, the Seller shall deliver or cause to be delivered to the Trust Depositor each of the documents, certificates and other items as follows:

(a)            The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Seller together with an Assignment substantially in the form attached as Exhibit A hereto.

(b)            A certificate of an officer of the Seller substantially in the form of Exhibit B hereto.

(c)            An opinion of counsel for the Seller substantially in form and substance reasonably satisfactory to the Underwriters (and including as an addressee thereof each Rating Agency).

(d)            A letter or letters from [           ], or another nationally recognized accounting firm, addressed to the Seller, the Trust Depositor and the Underwriters and stating that such firm has reviewed a sample of the Contracts and performed specific procedures for such sample with respect to certain contract terms and identifying those Contracts which do not so conform.

(e)            Copies of resolutions of the Board of Directors of the Seller or of the Executive Committee of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Seller.

(f)            Officially certified recent evidence of due incorporation and good standing of the Seller under the laws of Nevada.

[USE IF NO GRANTOR TRUST:][(g)      A UCC financing statement naming the Seller as debtor, naming the Trust Depositor and the Trust as assignor secured parties, naming the Indenture Trustee as secured party and identifying the Contract Assets as collateral, in proper form for filing with the appropriate office in Nevada; a UCC financing statement naming the Trust Depositor as debtor, naming the Trust as assignor secured party, naming the Indenture Trustee as secured party and identifying the Trust Corpus as collateral, in proper form for filing with the appropriate office in Nevada; and a UCC financing statement naming the Trust as debtor, naming the Indenture Trustee, as secured party and identifying the Collateral as collateral, in proper form for filing with the appropriate office in Delaware.]

[USE FOR GRANTOR TRUST STRUCTURE:][(g)      A UCC financing statement naming the Seller as debtor, naming the Trust Depositor as assignor secured party, naming the Underlying Trust as secured party and identifying the Contract Assets as collateral, in proper form for filing with the appropriate office in Nevada; and a UCC financing statement naming the Trust Depositor as debtor and naming the Underlying Trust as secured party and identifying the Trust Corpus as collateral, in proper form for filing with the appropriate office in Nevada.]

(h)            An Officer’s Certificate from the Seller certifying that the Seller, on or prior to the Closing Date, has indicated in its computer files, in accordance with its customary standards, policies and procedures, that the Contracts have been conveyed to the Trust Depositor pursuant to this Agreement.

(i)            The documents, certificates and other items described in Section 2.02 of the Sale and Servicing Agreement, to the extent not already described above.

Section 2.03.      Assignment of Agreement. The Trust Depositor has the right to assign its interest under this Agreement to [the Trust][the Underlying Trust] as may be required to effect the purposes of the Sale and Servicing Agreement, without further notice to, or consent of, the Seller, and [the Trust][the Underlying Trust] shall succeed to such of the rights of the Trust Depositor hereunder as shall be so assigned. The Seller acknowledges that [(i)] pursuant to the Sale and Servicing Agreement, the Trust Depositor will assign all of its right, title and interest in and to the Contract Assets and its right to exercise the remedies created by Section 5.01 hereof for breaches of representations and warranties of the Seller contained in Sections 3.01, 3.02, 3.03 and 3.04 hereof to [the Trust][the Underlying Trust] [and (ii) pursuant to the Indenture, the Trust shall assign such rights to the Indenture Trustee for the benefit of the Noteholders]. The Seller agrees that, upon such assignments to [the Underlying Trust][the Trust and the Indenture Trustee], such representations and warranties will run to and be for the benefit of [the Underlying Trust][the Trust and the Indenture Trustee] and [the Underlying Trust][the Trust and the Indenture Trustee] may enforce directly, without joinder of the Trust Depositor, the obligations of the Seller set forth herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Seller makes the following representations and warranties, on which the Trust Depositor will rely in purchasing the Contract Assets on the Closing Date and concurrently reconveying the same to the [Underlying Trust][Trust, and on which the Trust, the Indenture Trustee and the Noteholders will rely under the Sale and Servicing Agreement and the Indenture]. Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Contracts to the [Underlying Trust] [Trust and the pledge of the Contracts to the Indenture Trustee]. The repurchase obligation of the Seller set forth in Section 5.01 below and in Section 7.08 of the Sale and Servicing Agreement constitutes the sole remedy available for a breach of a representation or warranty of the Seller set forth in Section 3.02, 3.03 or 3.04 of this Agreement.

Section 3.01.      Representations and Warranties Regarding the Seller. The Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)            Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Seller or the Trust Depositor.

(b)            Authorization; Binding Obligation. The Seller has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Seller is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Seller is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party. This Agreement and the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligations of the Seller enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)            No Consent Required. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Seller is a party.

(d)            No Violations. The Seller’s execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller or any of the Seller’s properties may be bound.

(e)            Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or any other Transaction Document to which the Seller is a party which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the business, properties, assets or condition (financial or other) of the Seller or the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party.

(f)            State of Incorporation; Name; No Changes. The Seller’s state of incorporation is the State of Nevada. The Seller’s exact legal name is as set forth in the first paragraph of this Agreement. The Seller has not changed its name whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed its state of incorporation, within the four months preceding the Closing Date.

(g)            Solvency. The Seller, after giving effect to the conveyances made by it hereunder, is Solvent.

Section 3.02.      Representations and Warranties Regarding Each Contract. The Seller represents and warrants as to each Contract as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)            Payments. Except for a payment that is not more than 29 days delinquent as of the Cutoff Date, no payment default exists on the Contract.

(b)            No Waivers. As of the Cutoff Date, no material term of the Contract has been affirmatively amended or modified, except amendments and modifications indicated in the Seller’s servicing system or in the Contract File.

(c)            Binding Obligation. The Contract is in a form that includes rights and remedies allowing the holder to enforce the obligation and realize on the Motorcycle and represents the legal, valid and binding payment obligation of the Obligor, enforceable in all material respects by the Holder of the Contract, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles and consumer protection laws.

(d)            No Defenses. As of the Cutoff Date, no right of rescission, setoff, counterclaim or defense asserted or threatened with respect to such Contract was indicated in the Seller’s servicing system or related Contract File.

(e)            Insurance. The terms of the Contract require that for the term of such Contract the Motorcycle securing such Contract will be covered by physical damage insurance.

(f)            Origination. The Contract (i) was originated in the United States (including U.S. military bases) by Eaglemark Savings Bank in the regular course of its business, (ii) was fully and properly executed by the parties thereto, and (iii) has been purchased by the Seller in the regular course of its business.

(g)            Compliance with Law. At the time it was originated, the Contract complied in all material respects with all requirements of law in effect at the time.

(h)            Contract in Force. As of the Cutoff Date, the Seller’s servicing system indicates that the Contract was not satisfied or subordinated in whole or in part or rescinded, and the related Motorcycle securing the Contract has not been released from the lien of the Contract in whole or in part.

(i)            Valid Security Interest. The Contract has created or shall create a valid, binding and enforceable first priority security interest in favor of the Seller in the Motorcycle, except as to priority for any Permitted Liens, which security interest is assignable by the Seller to the Purchaser.

(j)            No Defaults. As of the Cutoff Date, no default, breach, violation or event permitting acceleration was reported in the Seller’s servicing system with respect to any Contract. The Seller has not waived any such default, breach, violation or event permitting acceleration. As of the Cutoff Date, no Motorcycle was in repossession.

(k)            Installments. The Contract has a fixed Contract Rate and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple-interest basis over its term.

(l)            Owner of Record. The Seller is identified as the “owner of record” on all electronic chattel paper relating to the Contract, and the Seller has “control,” as defined in Section 9-105 of the UCC, of all electronic chattel paper relating to the Contract. The Contract does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Purchaser.

(m)            Good Title. Immediately before the sale and assignment under this Agreement, the Seller has good and marketable title to the Contract free and clear of any encumbrance, or lien, except for any Permitted Liens, and, immediately upon the transfer of the Contract by the Seller, the Trust Depositor shall have good and marketable title to the Contract free and clear of any encumbrance or lien, except for any Permitted Liens, and, immediately upon the transfer of the Contract by the Trust Depositor, the [Trust][Underlying Trust] shall have good and marketable title to the Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, other than [the liens created by the Indenture] and any Permitted Liens.

(n)            No Government Obligors. The Obligor is not the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

(o)            Obligor Bankruptcy. At the Cutoff Date, the Obligor was not the subject of a bankruptcy proceeding, according to the records in the Seller’s servicing system.

(p)            Chattel Paper; One Original. The Contract is either “tangible chattel paper” or “electronic chattel paper”. The Contract is evidenced by either (i) one executed tangible record constituting or forming a part of the Contract that is “tangible chattel paper”, or (ii) a single “authoritative copy” of the electronic record constituting or forming a part of the Contract that is “electronic chattel paper”. Terms in quotation marks have the meaning assigned to them in the applicable UCC.

(q)            Selection Criteria. The Contract is secured by a new or used Motorcycle. No Contract has a Contract Rate less than [    ]% or greater than [    ]%. The Contract amortizes the amount financed over an original term no greater than [    ] months (excluding periods of deferral of first payment). The Contract has a Principal Balance of at least $[    ] as of the Cutoff Date.

Section 3.03.      Representations and Warranties Regarding the Contracts in the Aggregate. The Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)            Amounts. The Pool Balance as of the Cutoff Date equals or exceeds the aggregate principal amount of the Notes on the Closing Date.

(b)            Characteristics. The Contracts have the following characteristics as of the Cutoff Date: (i) all the Contracts are secured by Motorcycles; (ii) no Contract has a remaining term to maturity of more than [    ] months; and (iii) the final scheduled payment on the Contract with the latest maturity is due no later than [                  ]. Approximately [      ]% of the Pool Balance as of the Cutoff Date is attributable to loans for purchases of new Motorcycles and approximately [  ]% is attributable to loans for purchases of used Motorcycles. No Contract was originated after the Cutoff Date. No Contract has a Contract Rate less than [    ]% or greater than [    ]%.

(c)            Marking Records. As of the Closing Date, the Seller has caused the Computer File relating to the Contracts sold hereunder and concurrently reconveyed by the Trust Depositor to the [Underlying Trust] [Trust and pledged by the Trust to the Indenture Trustee] to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Corpus, are owned by the [Underlying Trust][Trust and constitute security for the Notes].

(d)            No Adverse Selection. No selection procedures adverse to Noteholders have been employed in selecting the Contracts.

(e)            True Sale. The transactions contemplated by this Agreement and the Sale and Servicing Agreement constitute valid sales, transfers and assignments from the Seller to the Trust Depositor and from the Trust Depositor to the [Underlying] Trust of all of the Seller’s right, title and interest in the Contract Assets as of the Closing Date.

(f)            All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the [Indenture Trustee][Underlying Trust] a first priority perfected security interest (subject only to the liens created by the Indenture and Permitted Liens) in the Contracts, the proceeds thereof and the rest of the Collateral have been made, taken or performed. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Contracts contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Transfer and Sale Agreement or the Sale and Servicing Agreement, will violate the rights of the Secured Party.”

(g)            List of Contracts. The information set forth in the List of Contracts is true, complete and correct in all material respects as of the Cutoff Date.

(h)            Lockbox Bank. All Obligors have been instructed to make payments to a Lockbox Account (either directly by remitting payments to a Lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the Servicer which payments will be subsequently transferred from such account to one or more Lockbox Banks), and no person claiming through or under the Seller has any claim or interest in a Lockbox Account other than the related Lockbox Bank; provided, however, that other Persons may have an interest in certain other collections therein not related to the Contracts.

Section 3.04.      Representations and Warranties Regarding the Contract Files. The Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)            Possession. Immediately prior to the Closing Date, the Servicer or its custodian will have possession of each original Contract and the related complete Contract File. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Contract File for each Contract currently is in the possession of the Servicer or its custodian.

(b)            Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files by the Seller pursuant to this Agreement and by the Trust Depositor pursuant to the Sale and Servicing Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

ARTICLE IV

PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

Section 4.01.      Custody of Contracts. The contents of each Contract File shall be held by the Servicer, or its custodian, for the benefit of the [Underlying] Trust as the owner thereof in accordance with the Sale and Servicing Agreement.

Section 4.02.      Filing. On or prior to the Closing Date, the Seller shall cause the UCC financing statements referred to in Section 2.02(g) hereof and in Section 2.02(g) of the Sale and Servicing Agreement to be filed and from time to time the Seller shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Trust Depositor or the [Underlying] Trust may reasonably request to perfect and protect the Trust Depositor’s and the [Underlying] Trust’s ownership interest in the Contract Assets and proceeds thereof against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Seller authorizes the Trust Depositor to file financing statements describing the Contract Assets as collateral. All financing statements filed or to be filed against the Seller in favor of the Trust Depositor or the [Underlying] Trust in connection herewith describing the Contract Assets as collateral shall contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Transfer and Sale Agreement or Sale and Servicing Agreement, will violate the rights of the Secured Party.”

Section 4.03.      Name Change or Relocation. (a) During the term of this Agreement, the Seller shall not change its name, identity or structure or state of incorporation without first giving at least 30 days’ prior written notice to the Trust Depositor and to the Trustees.

(b)            If any change in the Seller’s name, identity or structure or other action would make any financing statement or notice of ownership interest or lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, no later than five days after the effective date of such change, shall file such amendments, if any, as may be required to preserve and protect the Trust Depositor’s and the [Underlying] Trust’s interests in the Contract Assets and proceeds thereof. In addition, the Seller shall not change its state of incorporation unless it has first taken such action as is advisable or necessary to preserve and protect the Trust Depositor’s and the [Underlying] Trusts’ interest in the Contract Assets. Promptly after taking any of the foregoing actions, the Seller shall deliver to the Trust Depositor and the Trustees an opinion of counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the interests of the Trust Depositor and the [Underlying] Trust in the Contract Assets have been filed, and reciting the details of such filing.

Section 4.04.      Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of (i) the Trust Depositor’s, [the Trust’s] [Underlying Trust’s] and the Indenture Trustee’s right, title and interest in and to the Contract Assets (including, without limitation, the security interests in the Motorcycles related thereto) and (ii) the security interests provided for in the Indenture.

Section 4.05      Sale Treatment. Each of the Seller and the Trust Depositor shall treat the transfer of Contract Assets to the Trust Depositor as a sale or capital contribution for all purposes, although the Seller and the Trust Depositor acknowledge that the consolidated financial statements of the Seller and the Trust Depositor shall be prepared in accordance with generally accepted accounting principles and, as a result of the consolidation required by generally accepted accounting principles, the transfers will be reflected as a financing by the Seller in its consolidated financial statements; provided, however, that (i) appropriate notations shall be made in any such consolidated financial statements (or in the accompanying notes) to indicate that the Trust Depositor is a separate legal entity from the Seller and to indicate that the Trust Depositor’s assets and credit are not available to satisfy the debts and other obligations of the Seller, (ii) such assets shall also be listed separately on any balance sheet of the Trust Depositor prepared on a stand alone basis, and (iii) following the occurrence of any bankruptcy, insolvency or similar event in respect of the Seller, the Contracts and Contract Assets purportedly conveyed to the Trust Depositor hereunder would not constitute part of the Seller’s estate in bankruptcy.

Section 4.06      Separateness from the Trust Depositor. The Seller agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Foley & Lardner LLP (or in any related certificate of the Seller) delivered on the Closing Date, upon which the conclusions expressed therein are based.

ARTICLE V

REMEDIES UPON MISREPRESENTATION

Section 5.01.      Repurchases of Contracts for Breach of Representations and Warranties.

(a)            The Seller hereby agrees, for the benefit of [the Underlying Trust,] the Trust, the Indenture Trustee and the Trust Depositor, that it shall repurchase a Contract (together with all related Contract Assets), at its Related Purchase Price, not later than two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Seller becomes aware or receives written notice from the Trust Depositor, [either][any] of the Trustees or the Servicer of any breach of a representation or warranty of the Seller set forth in Article III of this Agreement that materially adversely affects the Trust Depositor’s or the [Underlying] Trust’s interest in such Contract (without regard to the benefits of the Reserve Fund [or the Risk Retention Reserve Account]) and which breach has not been cured; provided, however, that with respect to any Contract described on the List of Contracts with respect to an incorrect unpaid Principal Balance which the Seller would otherwise be required to repurchase pursuant to this Section 5.01(a) and Section 7.08 of the Sale and Servicing Agreement, the Seller may, in lieu of repurchasing such Contract, deposit in the Collection Account not later than one Business Day prior to such Distribution Date cash in an amount sufficient to cure any deficiency or discrepancy; and provided further that with respect to a breach of a representation or warranty relating to the Contracts in the aggregate and not to any particular Contract, the Seller may select Contracts (without adverse selection) to repurchase such that had such Contracts not been reconveyed by the Trust Depositor and included as part of the [Underlying] Trust [Corpus] there would have been no breach of such representation or warranty; provided further that the failure to maintain perfection of the security interest in the Motorcycle securing a Contract in accordance with the Sale and Servicing Agreement shall be deemed to be a breach materially and adversely affecting the [Underlying] Trust’s interest in the Contracts and in the related Contract Assets.

(b)            If the Servicer determines in good faith that the representation and warranty of the Seller as set forth in Section 3.02(i) herein may have been violated with respect to one or more Contracts, and that amendment of the terms of such Contract(s) could better ensure compliance with applicable laws and if the Seller shall have notified the Servicer in writing of its intention to amend the terms of such Contract(s) to ensure compliance with applicable laws upon reacquisition pursuant to Section 7.08(b) of the Sale and Servicing Agreement and this Agreement, the Servicer shall give prompt written notice of such determination to the other parties. The Seller shall reacquire from the Trust Depositor, in accordance with Section 7.08 of the Sale and Servicing Agreement, a Contract at its Purchase Price (which shall be deposited into the Collection Account), not later than two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Trust Depositor and the Seller receive the written notice from the Servicer described above; provided, however, that no Contract shall be reacquired pursuant to this Section 5.01(b) if, after giving effect to such reacquisition, the aggregate Principal Balance of the Contracts so reacquired, measured as of the Cutoff Date, would exceed 10% of the Pool Balance as of the Cutoff Date. For the avoidance of doubt, this provision does not limit the obligation of the Seller to repurchase any Contract for which there is a breach of a representation or warranty of the Seller as set forth in Article III of this Agreement and there shall be no limitation on the Principal Balance or the number of Contracts that are required to be repurchased by the Seller in connection with a breach of a representation or warranty of the Seller as set forth in Article III of this Agreement.

(c)            Notwithstanding any other provision of this Agreement, the obligations of the Seller under this Section 5.01 and under Section 7.08 of the Sale and Servicing Agreement shall not terminate upon a Servicing Transfer pursuant to Article Eight of the Sale and Servicing Agreement.

ARTICLE VI

INDEMNITIES

Section 6.01.      Seller Indemnification. The Seller will defend and indemnify the Trust Depositor, the Trust, [the Underlying Trust,] the Trustees, any agents of the Trustees and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, joint or several, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from (i) this Agreement or the use, ownership or operation of any Motorcycle by the Seller or the Servicer or any Affiliate of either, (ii) any representation or warranty or covenant made by the Seller in this Agreement being untrue or incorrect (subject to the third sentence of the preamble to Article III of this Agreement above), and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment thereto or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in conformity with information furnished to the Trust Depositor by the Seller specifically for use therein. Notwithstanding any other provision of this Agreement, the obligation of the Seller under this Section 6.01 shall not terminate upon a Servicing Transfer pursuant to Article Eight of the Sale and Servicing Agreement and shall survive any termination of that agreement or of this Agreement.

Section 6.02.      Liabilities to Obligors. No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trustees, [the Underlying Trust,] the Trust or the Noteholders under or as a result of this Agreement and the transactions contemplated hereby.

Section 6.03.      Tax Indemnification. The Seller covenants and agrees to pay, and to indemnify, defend and hold harmless the Trust Depositor, [the Underlying Trust,] the Trust, the Trustees or the Noteholders from, any taxes that may at any time be asserted against any such Person as a result of or relating to the transactions contemplated herein and in the other Transaction Documents, including any sales, gross receipts, gross margin, general corporation, tangible personal property, New York personal property replacement privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of [the Underlying Trust,] the Trust and the issuance of the Notes) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Seller under this Agreement or the Servicer under the Sale and Servicing Agreement or imposed against the Trust Depositor, [the Underlying Trust,] the Trust, a Noteholder or otherwise. Notwithstanding any other provision of this Agreement, the obligation of the Seller under this Section 6.03 shall not terminate upon a Servicing Transfer pursuant to Article Eight of the Sale and Servicing Agreement and shall survive any termination of this Agreement.

Section 6.04.      Operation of Indemnities. Indemnification under this Article VI shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation, including in connection with the enforcement of such indemnities. If the Seller has made any indemnity payments to the Trust Depositor or either Trustee pursuant to this Article VI and the Trust Depositor or such Trustee thereafter collects any of such amounts from others, the Trust Depositor or the applicable Trustee shall repay such amounts collected to the Seller, except that any payments received by the Trust Depositor or such Trustee from an insurance provider as a result of the events under which the Seller’s indemnity payments arose shall be repaid prior to any repayment of the Seller’s indemnity payment.

ARTICLE VII

MISCELLANEOUS

Section 7.01.      Prohibited Transactions with Respect to the Trust. The Seller shall not:

(a)            Provide credit to any Noteholder for the purpose of enabling such Noteholder to purchase Notes;

(b)            Purchase any Notes in an agency or trustee capacity; or

(c)            Except in its capacity as Servicer as provided in the Sale and Servicing Agreement, lend any money to the Trust [or to the Underlying Trust].

Section 7.02.      Merger or Consolidation. (a)  Except as otherwise provided in this Section 7.02, the Seller will keep in full force and effect its existence, rights and franchises as a Nevada corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Contracts and to perform its duties under this Agreement.

(b)            Any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from such merger or consolidation to which the Seller is a party, or any person succeeding to the business of the Seller, shall be the successor to the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(c)            Upon the merger or consolidation of the Seller as described in this Section 7.02, the Seller shall provide the Rating Agencies notice of such merger or consolidation within 30 days after completion of the same.

Section 7.03.      Termination. This Agreement shall terminate (after distribution of any amounts due to Noteholders due pursuant to Section 7.05 of the Sale and Servicing Agreement) on the Distribution Date on which the aggregate Outstanding Amount of the Notes is reduced to zero; provided, that the Seller’s representations and warranties and indemnities by the Seller shall survive termination.

Section 7.04.      Assignment or Delegation by the Seller. Except as specifically authorized hereunder, the Seller may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of the Trust Depositor and the Trustees, and any attempt to do so without such consent shall be void.

Section 7.05.      Amendment. (a) This Agreement may be amended from time to time by the Seller and the Trust Depositor, with notice to the Rating Agencies, but without the consent of the Trustees or any of the Noteholders to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein, therein or in the Prospectus, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Prospectus; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Seller acceptable to the Indenture Trustee, adversely affect the interests of any Noteholder.

(b)            This Agreement may also be amended from time to time by the Seller and the Trust Depositor, with the consent of the Required Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Indenture Trustee for the benefit of Noteholders; provided, however, that no such amendment or waiver shall (i) reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on any Contracts or distributions that shall be required to be made on any Note or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment or waiver pursuant to this Agreement, without the consent of the Holders of all Notes of the relevant Classes then outstanding.

(c)            Promptly after the execution of any amendment or consent pursuant to this Section 7.05, the Trust Depositor shall furnish written notification of the substance of such amendment and a copy of such amendment to each Trustee and each Rating Agency.

(d)            It shall not be necessary for the consent of Noteholders under this Section 7.05 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustees may prescribe.

(e)            Upon the execution of any amendment or consent pursuant to this Section 7.05, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes.

Section 7.06.      Notices. All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) upon receipt when sent through an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at the address for such recipient set forth in the Sale and Servicing Agreement.

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

All communications and notices pursuant hereto to Noteholders shall be in writing and delivered or mailed at the address shown in the Note Register.

Section 7.07.      Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 7.08.      Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.09.      Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

Section 7.10.      No Bankruptcy Petition. The Seller covenants and agrees that, prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding Securities, as well as any other amounts distributable or payable from the Trust Estate, together with any other amounts owing in respect of obligations of the Trust Depositor, it will not institute against, or solicit or join in or cooperate with or encourage any Person to institute against, the Trust Depositor[, the Underlying Trust] or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any State of the United States. This Section 7.10 shall survive termination of this Agreement.

Section 7.11      Counterparts; Originals. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any State law based on the Uniform Electronic Transactions Act or the UCC.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

By:
Printed Name:
Title:

HARLEY-DAVIDSON CREDIT CORP.

By:
Printed Name:
Title:

Signature Page to Transfer and Sale Agreement

Exhibit A

Transfer and Sale

Agreement

FORM OF ASSIGNMENT

In accordance with the Transfer and Sale Agreement (the “Agreement”) dated as of [             ] made by and between the undersigned, as seller thereunder (the “Seller”), and Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned subsidiary of the Seller (the “Trust Depositor”), as purchaser thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Trust Depositor (i) all the right, title and interest of the Seller in and to the Contracts listed on the List of Contracts delivered on the Closing Date (including, without limitation, all security interests created thereunder), (ii) all rights of the Seller to payments which are collected pursuant to such Contracts after the Cutoff Date, including any liquidation proceeds therefrom, (iii) all rights of the Seller under any theft, physical damage, credit life, disability or other individual insurance policy (and rights under a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights of the Seller in the Lockbox, Lockbox Account and related Lockbox Agreement to the extent they relate to the Contracts (but excluding payments received on or before the Cutoff Date), (vii) all rights of the Seller to rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair and protection agreements and other items financed under such Contracts and (viii) all proceeds and products of the foregoing.

This Assignment is made pursuant to and in reliance upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of [             ] made by and among the undersigned, as servicer, the Trust Depositor, [Harley-Davidson Motorcycle Grantor Trust [             ],] Harley-Davidson Motorcycle Trust [             ], as issuer, and [             ], as indenture trustee.

A-1

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this [_____] day of ______________.

HARLEY-DAVIDSON CREDIT CORP.

By:
Printed Name:
Title:

A-2

Exhibit B

Transfer and Sale

Agreement

FORM OF OFFICER’S CERTIFICATE

[Form of Closing Certificate of Servicer/Seller]

HARLEY-DAVIDSON CREDIT CORP.

Officer’s Certificate

The undersigned certifies that [s]he is [_____________] of Harley-Davidson Credit Corp. (“Harley-Davidson Credit”), and that as such is duly authorized to execute and deliver this certificate on behalf of Harley-Davidson Credit, as Servicer, in connection with the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of [___________] (the “Effective Date”) by and among Harley-Davidson Credit, as Servicer, Harley-Davidson Customer Funding Corp. (“CFC”), [_______________], as Indenture Trustee[, Harley-Davidson Motorcycle Grantor Trust [______]] and Harley-Davidson Motorcycle Trust [_________] (“Issuer”), and as the Seller in connection with the Transfer and Sale Agreement dated as of the Effective Date (the “Transfer and Sale Agreement”) by and between Harley-Davidson Credit and CFC (all capitalized terms used herein without definition having the respective meanings set forth in the Sale and Servicing Agreement), and further certifies as follows:

(1)            Attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of Harley-Davidson Credit, together with all amendments thereto as in effect on the date hereof.

(2)            There has been no other amendment or other document filed affecting the Articles of Incorporation of Harley-Davidson Credit since August 9, 1999, and no such amendment has been authorized by the Board of Directors or shareholders of Harley-Davidson Credit.

(3)            Attached hereto as Exhibit II is a Certificate of the Secretary of State of the State of Nevada dated as of a recent date, stating that Harley-Davidson Credit is duly incorporated under the laws of the State of Nevada and is in good standing.

(4)            Attached hereto as Exhibit III is a true and correct copy of the By-laws of Harley-Davidson Credit which were in full force and effect as of August 9, 1999 and at all times subsequent thereto.

(5)            Attached hereto as Exhibit IV is a true and correct copy of resolutions adopted pursuant to a unanimous written consent of the Board of Directors of Harley-Davidson Credit and relating to the authorization, execution, delivery and performance of the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Administration Agreement. Said resolutions have not been amended, modified, annulled or revoked, and are on the date hereof in full force and effect and are the only resolutions relating to these matters which have been adopted by the Board of Directors.

(6)            No event with respect to Harley-Davidson Credit has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or the passage of time, would constitute an Event of Termination under the Sale and Servicing Agreement. To the best of my knowledge after reasonable investigation, there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of Harley-Davidson Credit, whether or not arising in the ordinary course of business, since the respective dates as of which information is given in the Preliminary Prospectus (as defined in the Underwriting Agreement) or the Prospectus and except as set forth therein.

(7)            All federal, state and local taxes of Harley-Davidson Credit due and owing as of the date hereof have been paid.

(8)            All representations and warranties of Harley-Davidson Credit contained in the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Administration Agreement (collectively, the “Program Agreements”) or in any document, certificate or financial or other statement delivered in connection therewith are true and correct as of the date hereof.

(9)            There is no action, investigation or proceeding pending or, to my knowledge, threatened against Harley-Davidson Credit before any court, administrative agency or other tribunal (a) asserting the invalidity of any Program Agreement to which Harley-Davidson Credit is a party; or (b) which is likely materially and adversely to affect Harley-Davidson Credit’s performance of its obligations under, or the validity or enforceability of, the Program Agreements.

(10)            No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or state or federal court is required to be obtained by Harley-Davidson Credit for Harley-Davidson Credit’s consummation of the transactions contemplated by the Program Agreements, except such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Notes or the issuance of the Certificate.

(11)            Neither Harley-Davidson Credit’s transfer and assignment of the Contract Assets to CFC, CFC’s concurrent transfer and assignment of the Trust Corpus to the [Underlying Trust][Trust, nor the concurrent pledge by the Trust of the Collateral to the Indenture Trustee], nor the issuance and sale of the Notes, the issuance of the Certificate or the entering into of the Program Agreements, nor the consummation of any other of the transactions contemplated therein, will violate or conflict with any agreement or instrument to which Harley-Davidson Credit is a party or by which it is otherwise bound.

(12)            In connection with the transfers of Contracts and related assets contemplated in the Transfer and Sale Agreement, (a) Harley-Davidson Credit has not made such transfer with actual intent to hinder, delay or defraud any creditor of Harley-Davidson Credit, and (b) Harley-Davidson Credit has not received less than a reasonably equivalent value in exchange for such transfer, is not on the date hereof insolvent (nor will Harley-Davidson Credit become insolvent as a result thereof), is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital, and does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

(13)            The sole shareholder of Harley-Davidson Credit is Harley-Davidson Financial Services, Inc., a Delaware corporation, which has its chief executive office and only office in Chicago, Illinois, and has no other offices in any other state.

(14)            Each of the agreements and conditions of Harley-Davidson Credit to be performed or satisfied on or before the Closing Date under the Program Agreements has been performed or satisfied in all material respects.

(15)            Each Contract being transferred pursuant to the Transfer and Sale Agreement is evidenced by a written agreement providing for a repayment obligation as well as a security interest in the related Motorcycle securing such obligation.

(16)            Harley-Davidson Credit has not authorized the filing of any UCC financing statements listing the Contract Assets as collateral other than financing statements relating to the transactions contemplated in the Transfer and Sale Agreement.

* * * * * *

In Witness Whereof, I have affixed my signature hereto this ___ day of [________].

By:
Printed Name:
Title: